CUSIP No. 346242100                                          Page 14 of 14 Pages


                                     EXHIBIT

                             JOINT FILING AGREEMENT

       Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    August 22, 2002
                                          AUGUSTINE FUND, L.P.

                                          By: AUGUSTINE CAPITAL MANAGEMENT, LLC
                                              General Partner

                                          By:   /s/ John T. Porter
                                                John T. Porter, President


                                          AUGUSTINE CAPITAL MANAGEMENT, LLC

                                          By:   /s/ John T. Porter
                                                John T. Porter, President


                                          DELANO GROUP SECURITIES, LLC

                                          By:   /s/ David R. Asplund
                                                David R. Asplund, President

By:   /s/ David R. Asplund
       David R. Asplund

By:   /s/ Thomas Duszynski
       Thomas Duszynski

By:   /s/ David M. Matteson
       David M. Matteson

By:   /s/ Brian D. Porter
       Brian D. Porter

By:   /s/ John T. Porter
       John T. Porter